Exhibit 99.1
Filed by W. P. Carey Inc.
pursuant to Rule 425 under the Securities Act of 1933, as amended, and deemed filed pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934, as amended
Subject Company: Corporate Property Associates 18 – Global Incorporated
Registration No.: 333-264120

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
1 (212) 492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
1 (212) 492-8920
ir@wpcarey.com

Press Contact:
Anna McGrath
1 (212) 492-1166
amcgrath@wpcarey.com

W. P. Carey Inc. Announces First Quarter 2022 Financial Results

New York, NY – April 29, 2022 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a net lease real estate investment trust, today reported its financial results for the first quarter ended March 31, 2022.

Financial Highlights

2022 First Quarter
Net income attributable to W. P. Carey (millions)	$157.0
Diluted earnings per share	$0.82
Net income from Real Estate attributable to W. P. Carey (millions)	$146.9
Diluted earnings per share from Real Estate	$0.77

AFFO (millions)	$258.8
AFFO per diluted share	$1.35
Real Estate segment AFFO (millions)	$252.0
Real Estate segment AFFO per diluted share	$1.31

•2022 AFFO guidance range of between $5.18 and $5.30 per diluted share maintained, including Real Estate AFFO of between $5.03 and $5.15 per diluted share, based on full-year investment volume of between $1.5 billion and $2.0 billion
•Quarterly cash dividend raised to $1.057 per share, equivalent to an annualized dividend rate of $4.228 per share
W. P. Carey Inc. 3/31/2022 Earnings Release 8-K – 1

•Proposed merger with CPA®:18 announced, in an estimated $2.7 billion transaction, adding approximately $2.0 billion of assets after approximately $700 million of proposed asset sales

Real Estate Portfolio
•Investment volume of $415.4 million completed year to date, including $307.7 million during the first quarter and $107.7 million subsequent to quarter end
•Active capital investments and commitments of $72.6 million and construction loan funding of $103.2 million scheduled to be completed in the remainder of 2022
•Gross disposition proceeds of $26.6 million during the first quarter
•Overall collection rate of over 99.7% for first quarter rent due
•Portfolio occupancy of 98.5%
•Weighted-average lease term of 10.8 years

Balance Sheet and Capitalization
•Utilized ATM program to raise approximately $218 million in net proceeds year to date, comprising $179 million during the first quarter and approximately $39 million subsequent to quarter end
•Subsequent to quarter end, the Company exercised the accordion feature on its Senior Unsecured Credit Facility, increasing its total capacity from $2.1 billion to $2.4 billion by increasing amounts outstanding on its Term Loans, with proceeds used to partially repay amounts outstanding under its Unsecured Revolving Credit Facility

MANAGEMENT COMMENTARY

"The strong year-over-year AFFO growth we generated for the first quarter, reflects both the sustained increase in our investment activity over the last 12 months and inflation beginning to more meaningfully appear in our same store rent growth," said Jason Fox, Chief Executive Officer of W. P. Carey.

“In an environment where cap rates have recently started to move higher, albeit lagging the swiftness of interest rates, we continue to see strong deal momentum with an active, growing pipeline — at average expected yields sufficiently above of our cost of capital. And I’m pleased to say that our recently announced acquisition of CPA:18 remains on track to close in the third quarter, concluding our exit from Investment Management in a transaction we expect to be immediately accretive to our Real Estate AFFO.

“Lastly, we believe we are uniquely positioned within net lease for the current environment, given the high proportion of our rent growth driven by inflation and the downside protection provided by our diversified approach and proven portfolio performance.”

QUARTERLY FINANCIAL RESULTS

Revenues

•Total Company: Revenues, including reimbursable costs, for the 2022 first quarter totaled $348.4 million, up 12.0% from $311.2 million for the 2021 first quarter.

•Real Estate: Real Estate revenues, including reimbursable costs, for the 2022 first quarter were $344.1 million, up 12.4% from $306.2 million for the 2021 first quarter, due primarily to higher lease revenues resulting from net acquisitions and rent escalations, as well as higher lease termination income and other revenues.

W. P. Carey Inc. 3/31/2022 Earnings Release 8-K – 2

Note: Starting with the 2021 fourth quarter, income from direct financing leases and loans receivable are presented on a separate line item on the consolidated statements of income (for both current and prior year periods). Prior to the 2021 fourth quarter, the Company presented income from direct financing leases within lease revenues and income from loans receivable within lease termination income and other.

Net Income Attributable to W. P. Carey

•Net income attributable to W. P. Carey for the 2022 first quarter was $157.0 million, up 204.3% from $51.6 million for the 2021 first quarter. Net income from Real Estate attributable to W. P. Carey was $146.9 million, which increased due primarily to a lower loss on extinguishment of debt, a non-cash mark-to-market gain of $28.0 million recognized on our investment in common stock of Watermark Lodging Trust, the impact of net acquisitions and higher lease termination income and other revenues, partially offset by higher impairment charges.

Adjusted Funds from Operations (AFFO)

•AFFO for the 2022 first quarter was $1.35 per diluted share, up 10.7% from $1.22 per diluted share for the 2021 first quarter, driven by the company’s Real Estate segment, which generated AFFO of $1.31 per diluted share, primarily reflecting higher lease revenues resulting from net investment activity and rent escalations, as well as higher lease termination income and other revenues.

Note: Further information concerning AFFO and Real Estate AFFO, which are both non-GAAP supplemental performance metrics, is presented in the accompanying tables and related notes.

Dividend

•As previously announced, on March 10, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $1.057 per share, equivalent to an annualized dividend rate of $4.228 per share. The dividend was paid on April 14, 2022 to stockholders of record as of March 31, 2022.

AFFO GUIDANCE

•For the 2022 full year, the Company is maintaining its expectation that it will report total AFFO of between $5.18 and $5.30 per diluted share, including Real Estate AFFO of between $5.03 and $5.15 per diluted share, based on the following key assumptions:

(i) investments for the Company's Real Estate portfolio of between $1.5 billion and $2.0 billion, which is unchanged;

(ii) dispositions from the Company's Real Estate portfolio of between $250 million and $350 million, which is unchanged;

(iii) total general and administrative expenses of between $86 million and $89 million, which is unchanged; and

(iv)    excludes the impact of the Company’s proposed merger with CPA:18

Note: The Company does not provide guidance on net income. The Company only provides guidance on total AFFO (and Real Estate AFFO) and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions.

W. P. Carey Inc. 3/31/2022 Earnings Release 8-K – 3

REAL ESTATE

Investments

•Year to date, the Company has completed investments totaling $415.4 million, including $307.7 million during the 2022 first quarter and $107.7 million subsequent to quarter end. Investments completed subsequent to quarter end included the completion of a $69.5 million capital investment and a $38.2 million sale-leaseback.

•Currently, the Company has construction loan funding of $103.2 million and six capital investments and commitments totaling $72.6 million, scheduled to be completed during 2022, for an aggregate total of $175.8 million.

Dispositions

•During the 2022 first quarter, the Company disposed of six properties for gross proceeds of $26.6 million.

Dividends Received

•During the 2022 first quarter, the Company received a $4.3 million annual cash dividend from its investment in shares of Lineage Logistics (a cold storage REIT).

•During the 2022 first quarter, the Company received a final cash dividend of $0.9 million on its investment in 1,300,000 preferred shares of Watermark Lodging Trust (the surviving entity from the CWI lodging funds that the Company previously managed), which were redeemed at par in January 2022, for gross proceeds of $65.0 million.

COVID-19 Update on Rent Collections

•The Company received over 99.7% of contractual base rent that was due in the 2022 first quarter.

Composition

•As of March 31, 2022, the Company’s net lease portfolio consisted of 1,336 properties, comprising 157 million square feet leased to 356 tenants, with a weighted-average lease term of 10.8 years and an occupancy rate of 98.5%. In addition, the Company owned 19 self-storage operating properties and one hotel operating property, totaling approximately 1.4 million square feet.

BALANCE SHEET AND CAPITALIZATION

“At-The-Market” (ATM) Program

•During the 2022 first quarter, the Company issued 2,249,227 shares of common stock under its ATM program at a weighted-average price of $80.60 per share, for net proceeds of $179 million.

•Subsequent to the 2022 first quarter, the Company issued an additional 491,068 shares of common stock under its ATM program at a weighted-average price of $81.70 per share, for net proceeds of approximately $39 million.

Forward Equity Offerings

•As of March 31, 2022, the Company continued to have 3,925,000 shares available for settlement under forward sale agreements, for anticipated net proceeds of approximately $289 million.

W. P. Carey Inc. 3/31/2022 Earnings Release 8-K – 4

Increase in Capacity of Senior Unsecured Credit Facility

•Subsequent to the 2022 first quarter, the Company entered into a Second Amendment to its Credit Agreement, exercising a portion of the Accordion Feature on its Senior Unsecured Credit Facility to increase (i) the amount outstanding on its Term Loan by £120 million to £270 million (approximately $350 million USD equivalent) and (ii) the amount outstanding on its Delayed Draw Term Loan by €118.5 million to €215 million (approximately $230 million USD equivalent), thereby increasing the total capacity of the Senior Unsecured Credit Facility from approximately $2.1 billion to approximately $2.4 billion.

•The Company used the approximately $300 million (USD equivalent) of proceeds from this increase in capacity to partially repay amounts outstanding under its Unsecured Revolving Credit Facility. There were no other changes to the terms of the Credit Agreement.

PROPOSED MERGER WITH CPA:18

•On February 28, 2022, the Company announced that its Board of Directors had unanimously approved a definitive merger agreement pursuant to which CPA:18 will merge with and into an indirect subsidiary of W. P. Carey in a transaction estimated to be valued at approximately $2.7 billion, adding approximately $2.0 billion of assets after approximately $700 million of proposed asset sales. The transaction was also approved by CPA:18’s Board of Directors upon the unanimous recommendation of a Special Committee of CPA:18’s independent directors.

•On April 25, 2022, the Company filed a Form S-4/A, which was declared effective by the SEC on April 27, 2022. CPA:18 intends to mail the proxy statement/prospectus contained therein to CPA:18’s stockholders in connection with the proposed merger in early May 2022. The proposed merger and related transactions are subject to the satisfaction of a number of closing conditions set forth in the merger agreement, including approval by the stockholders of CPA:18. If this approval is obtained and the other closing conditions are met, the Company currently expects the proposed merger to close in early August 2022, although there can be no assurance that it will be completed at such time or at all.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2022 first quarter and certain prior quarters, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on April 29, 2022, and made available on the Company’s website at ir.wpcarey.com/investor-relations.

* * * * *

Live Conference Call and Audio Webcast Scheduled for 10:00 a.m. Eastern Time
Please dial in at least 10 minutes prior to the start time.

Date/Time: Friday, April 29, 2022 at 10:00 a.m. Eastern Time
Call-in Number: 1 (877) 465-1289 (U.S.) or +1 (201) 689-8762 (international)

Live Audio Webcast and Replay: www.wpcarey.com/earnings

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W. P. Carey Inc. 3/31/2022 Earnings Release 8-K – 5

W. P. Carey Inc.

W. P. Carey ranks among the largest net lease REITs with an enterprise value of approximately $22 billion and a diversified portfolio of operationally-critical commercial real estate that includes 1,336 net lease properties covering approximately 157 million square feet as of March 31, 2022. For nearly five decades, the company has invested in high-quality single-tenant industrial, warehouse, office, retail and self-storage properties subject to long-term net leases with built-in rent escalators. Its portfolio is located primarily in the U.S. and Northern and Western Europe and is well-diversified by tenant, property type, geographic location and tenant industry.

www.wpcarey.com

* * * * *

Cautionary Statement Concerning Forward-Looking Statements and COVID-19 Update on Rent Collections

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of the Company and can be identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “will continue,” “will likely result,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate” “opportunities,” “possibility,” “strategy,” “maintain” or the negative version of these words and other comparable terms. These forward-looking statements include, but are not limited to, statements regarding: the statements made by Mr. Jason Fox regarding our investment momentum and the potential benefits of an inflationary environment and any other comments made by representatives of WPC; the anticipated benefits of the proposed merger with CPA:18; our ability to close the proposed merger; the impact of the proposed merger on our earnings and on our credit profile; the strategic rationale and transaction benefits; and other statements that are not historical facts.

These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of factors that could have material adverse effects on our future results, performance or achievements and cause our actual results to differ materially from the forward-looking statements. These factors include, but are not limited to, the ability of the parties to satisfy the conditions precedent and consummate the proposed merger, the timing of consummation of the proposed merger, the ability of the parties to secure any required stockholder approval in a timely manner or on the terms desired or anticipated, the ability to achieve anticipated benefits and savings, risks related to the potential disruption of management’s attention due to the pending merger, operating results and businesses generally, the outcome of any legal proceedings related to the proposed merger and the general risks associated with the respective businesses of W. P. Carey and CPA:18 including the general volatility of the capital markets, terms and employment of capital, the volatility of W. P. Carey’s share price, changes in the real estate investment trust industry, interest rates or general economy, potential adverse effects or changes to the relationships with W. P. Carey or CPA:18 tenants, employees, service providers or other parties resulting from the announcement or completion of the proposed merger, unpredictability and severity of catastrophic events, including but not limited to the risks related to the effects of pandemics and global outbreaks of contagious diseases (such as the current COVID-19 pandemic) and domestic or geopolitical crises, such as terrorism, military conflict (including the recent invasion of Ukraine by Russia), war or the perception that hostilities may be imminent, political instability or civil unrest, or other conflict. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and Part II, Item 1A. Risk Factors in W. P. Carey’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

In addition, given the significant uncertainty regarding the duration and severity of the impact of the COVID-19 pandemic, the Company is unable to predict its tenants’ continued ability to pay rent. Therefore, information provided regarding historical rent collections should not serve as an indication of expected future rent collections.

W. P. Carey Inc. 3/31/2022 Earnings Release 8-K – 6

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, and otherwise in accordance with applicable law. In connection with the proposed merger, on April 25, 2022, W. P. Carey filed with the SEC an amendment to the registration statement on Form S-4 originally filed on April 4, 2022, which includes a prospectus of W. P. Carey and a proxy statement of CPA:18 (together with W. P. Carey’s prospectus, the “proxy statement/prospectus”), and each party will file other documents regarding the proposed transaction with the SEC. The registration statement was declared effective by the SEC on April 27, 2022, and CPA:18 intends to commence mailing of the definitive proxy statement/prospectus to CPA:18’s stockholders in early May 2022.

WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED BY W. P. CAREY AND CPA:18 IN CONNECTION WITH THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT W. P. CAREY, CPA:18 AND THE PROPOSED MERGER. INVESTORS ARE URGED TO READ THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY.

Investors will be able to obtain these materials and other documents filed with the SEC free of charge at the SEC’s website (http://www.sec.gov). In addition, these materials will also be available free of charge by accessing W. P. Carey’s website (http://www.wpcarey.com) or by accessing CPA:18’s website (http://www.cpa18global.com). Investors may also read and copy any reports, statements and other information filed by W. P. Carey or CPA:18 with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Proxy Solicitation:

W. P. Carey and its directors, executive officers and certain other members of management and employees of W. P. Carey may be deemed to be “participants” in the solicitation of proxies from the stockholders of CPA:18 in connection with the transactions with CPA:18. Information regarding W. P. Carey’s directors and executive officers is available in its proxy statement filed with the SEC by W. P. Carey on March 28, 2022, in connection with its 2022 annual meeting of stockholders, and information regarding CPA:18’s directors and executive officers is available in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC by CPA:18 on February 25, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive proxy statement/prospectus and will be contained in other relevant materials filed with the SEC when they become available.

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W. P. Carey Inc. 3/31/2022 Earnings Release 8-K – 7

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	March 31, 2022	December 31, 2021
Assets
Investments in real estate:
Land, buildings and improvements (a)	$12,031,896	$11,875,407
Net investments in direct financing leases and loans receivable	787,674	813,577
In-place lease intangible assets and other	2,397,121	2,386,000
Above-market rent intangible assets	837,792	843,410
Investments in real estate	16,054,483	15,918,394
Accumulated depreciation and amortization (b)	(2,986,676)	(2,889,294)
Assets held for sale, net	—	8,269
Net investments in real estate	13,067,807	13,037,369
Equity method investments (c)	339,372	356,637
Cash and cash equivalents	205,403	165,427
Due from affiliates	13,594	1,826
Other assets, net	1,043,760	1,017,842
Goodwill	899,596	901,529
Total assets	$15,569,532	$15,480,630

Liabilities and Equity
Debt:
Senior unsecured notes, net	$5,647,833	$5,701,913
Unsecured revolving credit facility	476,085	410,596
Unsecured term loans, net	303,138	310,583
Non-recourse mortgages, net	351,175	368,524
Debt, net	6,778,231	6,791,616
Accounts payable, accrued expenses and other liabilities	565,971	572,846
Below-market rent and other intangible liabilities, net	181,236	183,286
Deferred income taxes	143,208	145,572
Dividends payable	206,225	203,859
Total liabilities	7,874,871	7,897,179

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 192,394,960 and 190,013,751 shares, respectively, issued and outstanding	192	190
Additional paid-in capital	10,152,426	9,977,686
Distributions in excess of accumulated earnings	(2,274,619)	(2,224,231)
Deferred compensation obligation	57,152	49,810
Accumulated other comprehensive loss	(242,140)	(221,670)
Total stockholders’ equity	7,693,011	7,581,785
Noncontrolling interests	1,650	1,666
Total equity	7,694,661	7,583,451
Total liabilities and equity	$15,569,532	$15,480,630
________
(a)Includes $83.7 million of amounts attributable to operating properties as of both March 31, 2022 and December 31, 2021.
(b)Includes $1.5 billion of accumulated depreciation on buildings and improvements as of both March 31, 2022 and December 31, 2021, and $1.5 billion and $1.4 billion of accumulated amortization on lease intangibles as of March 31, 2022 and December 31, 2021, respectively.
(c)Our equity method investments in real estate totaled $271.7 million and $291.9 million as of March 31, 2022 and December 31, 2021, respectively. Our equity method investments in the Managed Programs totaled $67.6 million and $64.7 million as of March 31, 2022 and December 31, 2021, respectively.

W. P. Carey Inc. 3/31/2022 Earnings Release 8-K – 8

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Revenues
Real Estate:
Lease revenues	$307,725	$305,093	$284,665
Income from direct financing leases and loans receivable	18,379	15,637	17,742
Lease termination income and other (a)	14,122	45,590	1,585
Operating property revenues	3,865	4,004	2,179
	344,091	370,324	306,171
Investment Management:
Asset management and other revenue	3,420	3,571	3,954
Reimbursable costs from affiliates	927	985	1,041
	4,347	4,556	4,995
	348,438	374,880	311,166
Operating Expenses
Depreciation and amortization	115,393	135,662	110,322
General and administrative	23,084	19,591	22,083
Impairment charges	20,179	7,945	—
Reimbursable tenant costs	16,960	16,475	15,758
Property expenses, excluding reimbursable tenant costs	13,779	11,466	10,883
Stock-based compensation expense	7,833	6,091	5,381
Operating property expenses	2,787	2,887	1,911
Merger and other expenses (b)	(2,322)	(563)	(476)
Reimbursable costs from affiliates	927	985	1,041
	198,620	200,539	166,903
Other Income and Expenses
Interest expense	(46,053)	(47,208)	(51,640)
Other gains and (losses) (c)	35,745	(28,461)	(41,188)
Gain on sale of real estate, net	11,248	9,511	9,372
Non-operating income (d)	8,546	3,156	6,356
Earnings (losses) from equity method investments (e)	4,772	(6,675)	(9,733)
	14,258	(69,677)	(86,833)
Income before income taxes	164,076	104,664	57,430
Provision for income taxes	(7,083)	(5,052)	(5,789)
Net Income	156,993	99,612	51,641
Net loss (income) attributable to noncontrolling interests	2	(50)	(7)
Net Income Attributable to W. P. Carey	$156,995	$99,562	$51,634

Basic Earnings Per Share	$0.82	$0.53	$0.29
Diluted Earnings Per Share	$0.82	$0.53	$0.29
Weighted-Average Shares Outstanding
Basic	191,911,414	187,630,036	176,640,861
Diluted	192,416,642	188,317,117	176,965,510

Dividends Declared Per Share	$1.057	$1.055	$1.048

__________
(a)Amount for the three months ended December 31, 2021 includes $37.8 million of lease termination fees that was determined to be non-core income and thus excluded from AFFO.
(b)Amount for the three months ended March 31, 2022 is primarily comprised of (i) $3.6 million of reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years and (ii) $0.9 million of costs incurred in connection with the proposed merger with CPA:18.
(c)Amount for the three months ended March 31, 2022 is primarily comprised of a mark-to-market unrealized gain on our investment in common shares of Watermark Lodging Trust (“WLT”) of $28.0 million, a realized gain recognized on the redemption of our investment in preferred shares of WLT of $18.7 million and net loss on foreign currency transactions of $(11.1) million. Amount for the three months ended March 31, 2021 is primarily comprised of loss on extinguishment of debt of $(59.9) million (of which $(31.7) million mainly comprised fees for the prepayment of certain non-recourse mortgage loans and $(28.2) million mainly comprised a “make-whole” amount paid in connection with the redemption of €500 million of 2.0% Senior Unsecured Notes due 2023 in March 2021). Amount for the three months ended March 31, 2021 also includes a mark-to-market unrealized gain for our investment in shares of Lineage Logistics of $23.4 million.
(d)Amount for the three months ended March 31, 2022 is comprised of a cash dividend of $4.3 million from our investment in shares of Lineage Logistics, realized gains on foreign currency exchange derivatives of $3.3 million and a cash dividend of $0.9 million from our investment in preferred shares of WLT.
(e)Amounts for the three months ended March 31, 2022, December 31, 2021 and March 31, 2021 include non-cash impairment charges of $4.6 million, $13.2 million and $6.8 million, respectively, recognized on certain equity method investments in real estate.

W. P. Carey Inc. 3/31/2022 Earnings Release 8-K – 9

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Net income attributable to W. P. Carey	$156,995	$99,562	$51,634
Adjustments:
Depreciation and amortization of real property	114,646	134,149	109,204
Impairment charges	20,179	7,945	—
Gain on sale of real estate, net	(11,248)	(9,511)	(9,372)
Proportionate share of adjustments to earnings from equity method investments (a) (b)	7,683	15,183	10,306
Proportionate share of adjustments for noncontrolling interests (c)	(4)	(4)	(4)
Total adjustments	131,256	147,762	110,134
FFO (as defined by NAREIT) Attributable to W. P. Carey (d)	288,251	247,324	161,768
Adjustments:
Other (gains) and losses (e)	(35,745)	28,461	41,188
Above- and below-market rent intangible lease amortization, net	11,004	15,082	12,115
Straight-line and other leasing and financing adjustments (f)	(10,847)	(53,380)	(8,751)
Stock-based compensation	7,833	6,091	5,381
Amortization of deferred financing costs	3,128	3,239	3,413
Merger and other expenses (g)	(2,322)	(563)	(476)
Tax (benefit) expense – deferred and other	(1,242)	(2,507)	(3,387)
Other amortization and non-cash items	552	560	29
Proportionate share of adjustments to earnings from equity method investments (b)	(1,781)	1,303	5,211
Proportionate share of adjustments for noncontrolling interests (c)	(5)	(5)	(5)
Total adjustments	(29,425)	(1,719)	54,718
AFFO Attributable to W. P. Carey (d)	$258,826	$245,605	$216,486

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (d)	$288,251	$247,324	$161,768
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (d)	$1.50	$1.31	$0.91
AFFO attributable to W. P. Carey (d)	$258,826	$245,605	$216,486
AFFO attributable to W. P. Carey per diluted share (d)	$1.35	$1.30	$1.22
Diluted weighted-average shares outstanding	192,416,642	188,317,117	176,965,510
W. P. Carey Inc. 3/31/2022 Earnings Release 8-K – 10

W. P. CAREY INC.
Quarterly Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Net income from Real Estate attributable to W. P. Carey	$146,858	$94,634	$44,587
Adjustments:
Depreciation and amortization of real property	114,646	134,149	109,204
Impairment charges	20,179	7,945	—
Gain on sale of real estate, net	(11,248)	(9,511)	(9,372)
Proportionate share of adjustments to earnings from equity method investments (a) (b)	7,683	15,183	10,306
Proportionate share of adjustments for noncontrolling interests (c)	(4)	(4)	(4)
Total adjustments	131,256	147,762	110,134
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (d)	278,114	242,396	154,721
Adjustments:
Other (gains) and losses (e)	(34,418)	27,131	42,189
Above- and below-market rent intangible lease amortization, net	11,004	15,082	12,115
Straight-line and other leasing and financing adjustments (f)	(10,847)	(53,380)	(8,751)
Stock-based compensation	7,833	6,091	5,381
Amortization of deferred financing costs	3,128	3,239	3,413
Merger and other expenses (g)	(2,325)	(599)	(491)
Tax (benefit) expense – deferred and other	(1,189)	(1,851)	(2,595)
Other amortization and non-cash items	552	560	29
Proportionate share of adjustments to earnings from equity method investments (b)	167	325	4,322
Proportionate share of adjustments for noncontrolling interests (c)	(5)	(5)	(5)
Total adjustments	(26,100)	(3,407)	55,607
AFFO Attributable to W. P. Carey – Real Estate (d)	$252,014	$238,989	$210,328

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (d)	$278,114	$242,396	$154,721
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (d)	$1.45	$1.29	$0.88
AFFO attributable to W. P. Carey – Real Estate (d)	$252,014	$238,989	$210,328
AFFO attributable to W. P. Carey per diluted share – Real Estate (d)	$1.31	$1.27	$1.19
Diluted weighted-average shares outstanding	192,416,642	188,317,117	176,965,510
__________
(a)Amounts for the three months ended March 31, 2022, December 31, 2021 and March 31, 2021 include non-cash impairment charges of $4.6 million, $13.2 million and $6.8 million, respectively, recognized on certain equity method investments in real estate.
(b)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(c)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(d)FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.
(e)Adjustment amounts for the three months ended March 31, 2022 are primarily comprised of a mark-to-market unrealized gain on our investment in common shares of WLT of $28.0 million, a realized gain recognized on the redemption of our investment in preferred shares of WLT of $18.7 million and net loss on foreign currency transactions of $(11.1) million. Adjustment amounts for the three months ended March 31, 2021 are primarily comprised of loss on extinguishment of debt of $(59.9) million (of which $(31.7) million mainly comprised fees for the prepayment of certain non-recourse mortgage loans and $(28.2) million mainly comprised a “make-whole” amount paid in connection with the redemption of €500 million of 2.0% Senior Unsecured Notes due 2023 in March 2021). Adjustment amounts for the three months ended March 31, 2021 also include a mark-to-market unrealized gain for our investment in shares of Lineage Logistics of $23.4 million.
(f)Amount for the three months ended December 31, 2021 includes an adjustment to exclude $37.8 million of lease termination fees received from a tenant, as such amount was determined to be non-core income.
(g)Amount for the three months ended March 31, 2022 is primarily comprised of (i) $3.6 million of reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years and (ii) $0.9 million of costs incurred in connection with the proposed merger with CPA:18.

W. P. Carey Inc. 3/31/2022 Earnings Release 8-K – 11

Non-GAAP Financial Disclosure

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (NAREIT), an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.

We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and direct financing leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 3/31/2022 Earnings Release 8-K – 12